EXHIBIT 23

                     [LETTERHEAD OF MORROW & POULSEN, P.C.]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Board of Directors
Peoples Bankcorp, Inc.
825 State Street
Ogdensburg, New York  13669


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, (File No. 333-92146) on our reports, dated February 19, 2003, on our audits of the consolidated financial statements of Peoples Bankcorp, Inc. and subsidiary as of December 31, 2002, and the related consolidated statements of income, equity and cash flows, which are included in Peoples Bankcorp's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.



                                        MORROW & POULSEN, P.C.
                                        CERTIFIED PUBLIC ACCOUNTANTS

                                        /s/Morrow & Poulsen, P.C.
                                        ----------------------------------------



MARCH 28, 2003
WATERTOWN, NEW YORK